Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S¬3 (No. 333-237321) of Greenland Technologies Holding Corporation of our report dated April 3, 2020, relating to the consolidated financial statements which appears in this Form 10-K.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

Shanghai, China

April 3rd, 2020